UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania		17110
(Address of principal executive offices)		(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

Riverview Financial Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on December 7, 2016, at which the Company’s shareholders were asked to vote on the following issues: (1) the election of four (4) Class 3 directors to serve a three year term ending in 2019; and (2) the ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Board of Directors approved October 17, 2016 as the Annual Meeting record date for the determination of those shareholders that were entitled to notice and vote at the Annual Meeting. As of the record date there were 3,229,976 outstanding shares of common stock. A total of 2,353,802 shares of common stock were voted at the Annual Meeting either in person or by proxy.

The following is a summary of the voting results for the matters presented to the shareholders:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Albert J. Evans	1,790,883	67,208	495,711
Kirk D. Fox	1,790,883	67,208	495,711
R. Keith Hite	1,826,023	32,068	495,711
David W. Hoover	1,708,456	149,635	495,711

Proposal 2 –	Ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016

For	Against	Abstain
2,333,708	1,333	18,761

Item 8.01	Other Events

On December 7, 2016, Riverview Financial Corporation held its Annual Meeting. The presentation for the Annual Meeting, attached as Exhibit 99.1 and incorporated by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Description

99.1	Riverview Financial Corporation Annual Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto, duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: December 7, 2016	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer